ATLANTIC CANADA OPPORTUNITIES AGENCY
Newfoundland Office
St. John, NFLD.


AAP Project No. 600-4024021-1

March 5, 1996


Northatar Technical Inc.
60 Glenoce Drive
Donovan's Industrial Park
St. John's, Newfoundland
A1B 4B8


Attention. Mr. Wilson E. Russell
           Chairman/CEO

Dear Sir:

RE: ACOA Action Program (AAP)

In response to your letter of February 22, 1996, requesting an amendment to our Letter of Offer dated
June 9, 1993, as amended May 11, 1994, the Atlantic
Canada Opportunities Agency (ACOA) has approved your request and hereby amends your contract.

Accordingly, subsections 4.04 (b) and (c) are deleted and subsection 4.04(a) of the aforementioned Letter of offer is deleted and replaced as follows:

4.04 (a) The Applicant shall repay the Contribution to the Agency in 5 annual and consecutive installments beginning in May, 1997. In addition, Annex 1 and 2 have been amended as per the enclosed revised copies.

All other terms and conditions of our Letter of Offer dated June 9, 1993, as amended May 11, 1994, remain unchanged.

To signify your acceptance of this amendment, please return the second copy of this letter unconditionally accepted and duly executed by appropriate officials within 30 days from the date that appears on its face.
should you have any questions concerning this matter, please contact Ms. Karen Skinner at (709) 772-2753


Yours truly,


/s/Richard Comerford
Director
Business Programs

Annexes: Annex 1 - The Project - Statement of Work
          Annex 2 - Project Fact Sheet for News Release

The foregoing amendment is hereby accepted the 5th day of March, 1996.


Northstar Technical Inc.
ALP Projoct No. EOO-4024021-1

Per:/s/Wilson E. Russell
       Chairman and CEO
  (Corporate Seal)


                             ANNEX 1

                           THE PROJECT

                         Statement of Work


Applicant: Northatar Technical Inc.

Project No.: 600-4024021-1


Project Location: St. John's, Newfonndland


The Applicant will complete the development of their Trawl
Manager System and bring it to full comercializatian including all field testing and final packaging.


Program and Financing: ACOA Action Program


Cost:                             Financing

Project Costs $300,509           AAP Repayable
                                 Contribution $195,331
                                 Applicant    $105,178
Total.........$300,509           Total........$300,509

Timing.

Estimated Project Start Date: August 31, 1993

Estimated Project Completion Date: December 31, 1994

Form of Equity:

Subordinated Shareholder Loans


                                  ANNEX 2


                           PROJECT FACT SHEET

                             FOR NEWS RELEASE


Program: Project No:600-4024021-1

ACOA Action Program

Account Manager:Ms. Karen Skinner

Name & Addrens of Applicant:        Applicant Contact:
Northstar Technical Inc.            Name: Wilson E. Russell
80 Glencoe Drive                    Title: Chairman/CEO
Donovan's Industrial Park           Telephone: (709) 745-6440
St. John's, Newfoundland
A1B 4B8

Project Location.                   Project Type: Innovation

St. John's. Newfoundland

Industrial Sector:                     Product/service:
Manufacturing                          Trawl Manager System

Project Description:
The applicant will complete the developinent of their Trawl
Manager System and bring it to full commercialization including all field testing and final packaging.

Estimated Total Costs:$300,509

Estimated Eligible Cost: $300,509

Authorized Assistance:$195,331 (65% repayable contribution)

Impact on Jobs: create 6

Estimated Sales Resulting from Project : 1 million per  year

Estimated Project Start Date:
Angust 31. 1993

Estimated Project Completion Date:

December 31, 1994